EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm



United Cannabis Corporation
1600 Broadway, Suite 1600
Denver, CO  80202



     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of United Cannabis Corporation our report dated February 24, 2017, relating to the financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BF Borgers CPA PC

BF Borgers CPA PC
Lakewood, Colorado
June 29, 2017